UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

SideChannel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

146 Main Street, Suite 405, Worcester, MA 01608

(Address of principal executive offices) (Zip Code)

(508) 925-0114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SDCH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

Thomas Wilkinson, current Chairman of the Board of Directors (“Board”) of SideChannel, Inc., (the “Company”), has informed the Company of his decision to retire from the Board and will not be standing for re-election at the Company’s next Annual Stockholders Meeting (“Annual Meeting”). As discussed in greater detail below in Item 8.01, the Board voted to reduce the number of Directors on the Board from six (6) to five (5) effective as of the date of the Company’s next Annual Meeting.

Mr. Wilkinson will continue to serve as the Chairman of the Board until the conclusion of the Annual Meeting and will receive $15,000 of fees earned for his participation on the Board for the quarter ended March 31, 2023. Following the Annual Meeting, Mr. Wilkinson will provide transitional support to the Company through a consulting agreement (“Independent Contractor Agreement)” for the balance of 2023. In recognition of Mr. Wilkinson’s significant contributions to the Company during his nearly four years of service and to thank him for his support in the successful business combination of Cipherloc and SideChannel, the Company will be accelerating the vesting on 500,000 restricted stock units previously awarded to Mr. Wilkinson. Both the Independent Contractor Agreement and acceleration of vesting of restricted stock units are discussed in Item 8.01 below.

Item 8.01 Other Events.

Reduction of Number of Directors

As authorized by its Bylaws, at its meeting on December 20, 2022, the Company’s Board voted to reduce the number of Directors serving on the Company’s Board from six (6) to five (5) effective as of the date of its next Annual Meeting. As discussed above in Item 5.02, our Chairman, Tom Wilkinson, has determined not to stand for re-election as a Director of the Company.

Appointment of Board Chairman

The Board will select a new Chairman at its first meeting conducted after the Annual Meeting.

Consulting Agreement

On December 28, 2022, the Company entered into the Independent Contractor Agreement with Mr. Wilkinson, pursuant to which Mr. Wilkinson shall serve as a consultant and strategic advisor to management and the Board as set forth in such agreement. Pursuant to the Independent Contractor Agreement, Mr. Wilkinson shall receive (i) three $15,000 installments to be paid on June 30, 2023, September 30, 2023, and December 31, 2023, respectively, and (ii) immediate vesting of 500,000 restricted stock units awarded to Mr. Wilkinson on July 2, 2022 which were previously scheduled to vest pro-ratably over three years from June 1, 2023 through June 1, 2025. The Independent Contractor Agreement is to be effective on February 15, 2023, the date of the Company’s 2022 Annual Meeting.

The foregoing description of the Independent Contractor Agreement is not complete and is qualified in its entirety by reference to the full text of the Independent Contractor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is hereby incorporated by this reference.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.

Exhibit No.	Description
10.1	Independent Contractor Agreement by and between the Company and Thomas Wilkinson (Thomas W. Wilkinson, CPA, PLLC) dated December 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SideChannel, Inc.

Date: December 30, 2022	By:	/s/ Ryan Polk
	Name:	Ryan Polk
	Title:	Chief Financial Officer